GOLDEN EAGLE GROUP, INC.
                               120 STANDIFER DRIVE
                               HUMBLE, TEXAS 77338

                            NOTICE OF ANNUAL MEETING
                            TO BE HELD JUNE 16, 1998

To all Stockholders of

        GOLDEN EAGLE GROUP, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of GOLDEN EAGLE GROUP, INC., a Delaware corporation (the "Company"), will be held at the Sheraton Hotel, 15700 JFK Boulevard, Houston, Texas 77032 on Tuesday, June 16, 1998, at the hour of 9:00 A.M. for the following purposes:

1.   To elect five Directors of the Company for the ensuing year;

2. To consider and vote upon a proposal to ratify the selection of Coopers & Lybrand as independent auditors for the Company's fiscal year ending December, 31, 1998; and

3. To transact such other business as may properly come before the meeting

        The Board of Directors has fixed the close of business on May 22, 1998 as the record date for the determination of Stockholders entitled to notice of and to vote at such meeting and any adjournment thereof.

                                                   DONALD A. NODORFT
                                                   SECRETARY

Houston, Texas
May 22, 1998

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT TO THE COMPANY IN THE PREADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. ANY STOCKHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                            GOLDEN EAGLE GROUP, INC.
                               120 STANDIFER DRIVE
                               HUMBLE, TEXAS 77338

                                 PROXY STATEMENT

  The Board of Directors presents this Proxy Statement to all stockholders and solicits their proxies for the Annual Meeting of Stockholders (the "Meeting") to be held on June 16, 1998.

        All proxies duly executed and received will be voted on all matters presented at the Meeting in accordance with the specifications made in such proxies. In the absence of specified instructions, proxies so received will be voted (1) FOR each of the named nominees to the Company's Board of Directors, and (2) FOR the proposal to ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent auditors for the fiscal year ending December 31, 1998. The Board does not know of any other matters that may be brought before the Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees.

        If any other matter should come before the Meeting or any nominee is not available for election, the persons named in the enclosed Proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment. A proxy may be revoked at any time before being voted by written notice to such effect received by the Company at the address set forth above, attention Donald A. Nodorft, Secretary, by delivery of a subsequently dated proxy or by a vote cast in person at the Meeting. The Company will pay the entire expense of soliciting proxies, which solicitation will be by use of the mails. It is anticipated that these proxy materials will be mailed to stockholders of the Company on or about
June 1, 1998.

        The Company's Annual Report to the Stockholders for the year ended December 31, 1997, including financial statements, is being mailed with this Proxy Statement to all stockholders entitled to vote at the Meeting. The Annual Report does not constitute a part of the soliciting material.

        Only stockholders of record at the close of business on May 22, 1998 are entitled to vote at the Meeting. The total number of shares of Common Stock of the Company outstanding as of April 27, 1998 was 6,410,218 shares. The Common Stock is the only class of securities of the Company entitled to vote, each share of Common Stock being entitled to one non-cumulative vote. A majority of the shares of Common Stock outstanding and entitled to vote as of May 22, 1998, or 3,205,110 shares, must be present at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business.

        The affirmative vote of a plurality of the shares of Common Stock present and voting at the Meeting is required for the election of Directors. The affirmative vote of a majority of the shares of Common Stock present and voting at the Meeting is required to pass upon the proposal to ratify the selection of Coopers & Lybrand as independent auditors for the Company. Compagnie Daher de Gerance et D'Armement ("Compagnie Daher") which holds approximately 42.4% of the Company's outstanding Common Stock, has advised the Company that it intends to vote in favor of the named nominees to the Company's Board of Directors and the proposal to ratify the auditors at the Meeting.

        Pursuant to Delaware law, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. However, abstentions are treated as present and entitled to vote and thus have the effect of a vote against a matter. A broker non-vote on a matter is considered not entitled to vote on that matter and thus is not counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved or whether a plurality of the shares present and entitled to vote has been voted.

        A list of stockholders entitled to vote at the Meeting will be available at the Company's offices, 120 Standifer Drive, Humble, Texas 77338, for a period of ten days prior to the Meeting and at the Meeting itself for examination by any stockholder.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth share ownership information as of April 27, 1998 with respect to (i) each person known to the Company to be a beneficial owner of more than 5% of the Company's Common Stock, (ii) each Director of the Company, (iii) the Chief Executive Officer and the two other most highly compensated executive officers of the Company (the "Named Executive Officers") and (iv) all executive officers and Directors of the Company as a group:

         NAME AND ADDRESS
        OF BENEFICIAL OWNER        NUMBER OF SHARES(L)   PERCENTAGE OWNERSHIP(L)
        -------------------        -------------------   -----------------------

        Compagnie Daher............     2,717,011  (2)          42.4%
        120 Standifer Drive
        Humble, TX 77338

        Patrick M. Daher...........     2,739,511  (2)          42.7%
        120 Standifer Drive
        Humble, TX 77338

        Lawrence Bauer...........         598,718  (3)           9.3%
        4425 Waters Edge Lane
        Sanibel, FL 33957

        Henri Youngblood...........       393,750  (4)           6.1%
        22 Export Drive
        Sterling, VA 20164

        Patrick H. Weston..........       318,489  (5)           5.0%
        120 Standifer Drive
        Humble, TX 77338

        Carlos A. Macaluso.........       151,100  (6)           2.4%
        11700 N.W. 100th Road
        Medley, FL 33178

        Keith Bates................        22,500  (7)              -
        120 Standifer Drive
        Humble, TX 77338

        John F. Darden.............        22,500  (7)              -
        120 Standifer Drive
        Humble, TX 77338

         NAME AND ADDRESS
        OF BENEFICIAL OWNER         NUMBER OF SHARES(L)  PERCENTAGE OWNERSHIP(L)
        -------------------         -------------------  -----------------------
        Donald A. Nodorft                  29,400  (8)              -
        120 Standifer Drive
        Humble, TX 77338

        All executive officers and
        Directors as a group (eight
        persons)...................     3,283,500  (9)             51.2%


               (1) Except as otherwise noted, includes options and warrants to purchase shares of Common Stock, which become exercisable within 60 days of the date of this Report.

               (2) Represents 2,626,965 shares of Common Stock held by Compagnie Daher, of which Mr. Daher is Chairman of the Board and Chief Executive Officer and 22,500 shares of Common Stock issuable upon the exercise of stock options.

               (3) Represents 598,718 shares of Common Stock issued in connection with the October 27, 1997 acquisition by merger of Columbia Shipping Group, Inc. including 129,143 shares held in trust for the employees of Columbia Shipping Group, Inc.

               (4) Includes 2,000 shares of Common Stock issuable upon exercise of stock options.

               (5) Includes 131,500 shares of Common Stock issuable upon the exercise of stock options.

               (6) Includes 20,900 shares of Common Stock issuable upon exercise of stock options.

               (7) Represents 22,500 shares of Common Stock issuable upon exercise of stock options.

               (8) Represents 29,400 shares of Common Stock issuable upon exercise of stock options held by the Company's Vice President-Finance and Chief Financial Officer.

               (9) Includes all shares of Common Stock described in note (2) and notes (5) through (8).

                              ELECTION OF DIRECTORS

        Five Directors are to be elected at the Meeting to serve until the next annual meeting of the Company's stockholders and until their respective successors shall have been elected and shall have qualified or until their earlier resignation, removal from office or death.

NOMINEES

        The following table sets forth information concerning each nominee.

NAME                            AGE                           TITLE
----                            ---                           -----
Patrick M. Daher                 48                 Chairman of the Board and
                                                    Director

Patrick H. Weston                55                 President, Chief Executive
                                                    Officer and Director

Carlos A. Macaluso               45                 Executive Vice President
                                                    Latin America and
                                                    Director

Keith Bates                      58                 Director

John F. Darden                   51                 Director

        PATRICK M. DAHER was elected Chairman of the Board and a Director of the Company in March 1994, upon completion of the acquisition by merger of Daher America, Inc. (the "Merger"). Since 1991, Mr. Daher has been Chairman of the Board and Chief Executive Officer of Compagnie DAHER, a French transportation and logistics concern which became the Company's principal stockholder upon completion of the Merger. From 1985 to 1990, Mr. Daher was Executive Vice President of ETS DAHER & Co., a French-based freight forwarding concern.

        PATRICK H. WESTON was elected President, Chief Executive Officer and a Director of the Company in March 1994, upon completion of the Merger. From July 1985 until the Merger, Mr. Weston served as President and Chief Executive Officer of DAHER America.

        CARLOS A. MACALUSO is Executive Vice President for Latin America and a Director of the Company. Mr. Macaluso has served as a Director since 1983. From 1983 until completion of the Merger, Mr. Macaluso also served as President and Chief Operating Officer of the Company. Mr. Macaluso has been employed by the Company since 1981.

        KEITH BATES was appointed to the Board of Directors of the Company in August 1994. Mr. Bates has been affiliated with Colgate-Palmolive since 1961 in various capacities most recently as Vice President of European Operations since 1995, as Vice President of Manufacturing-Latin America from 1992 to 1994, and as Director of Manufacturing-Latin America from 1986 to 1992.

        JOHN F. DARDEN was elected a Director of the Company in November 1994. Since 1986 Mr. Darden, a certified public accountant, has been Senior Vice President-Finance and Chief Financial Officer of GAB Business Services, Inc. a large insurance adjusting firm.

ELECTION OF DIRECTORS AND EXECUTIVE OFFICERS; VOTING AGREEMENTS

        Directors of the Company hold their offices until the next annual meeting of the Company's stockholders and until their successors have been duly elected and qualified or their earlier resignation, removal from office or death.

        Upon completion of the Merger, an agreement (the "Stockholders Agreement") was entered into by and among the Company, Compagnie Daher, Patrick
H. Weston, Gary M. Goldfarb, Carlos A. Macaluso and William Goldfarb. (Gary M. Goldfarb, Carlos A. Macaluso and William Goldfarb being collectively, the "GEG Stockholders"), pursuant to which it was agreed that Compagnie Daher shall have the right to designate four of the Company's seven Directors (the "Compagnie Daher Designees") and the GEG Stockholders, in their capacity as Directors of the Company, shall have the right to designate the remaining three Directors (the "GEG Designees"). Pursuant to the Stockholders Agreement, the Company agreed to include the Compagnie Daher Designees and the GEG Designees in management's slate presented to stockholders at each annual meeting of stockholders of the Company and use its best efforts to cause all such designees to be elected. Compagnie Daher, Patrick H, Weston and the GEG Stockholders agreed to vote their respective shares of Common Stock at each annual meeting of stockholders of the Company for the election of the Compagnie Daher Designees and the GEG Designees as Directors of the Company.

        In December 1996, in conjunction with the resignation of Gary M. Goldfarb as both an officer and director, the parties to the Stockholders Agreement amended the Stockholders Agreement whereby the new board designee to the seven member board who shall take Gary Goldfarb's place shall be nominated by a Nominating Committee established by the Board of Directors (the "Nominating Committee Designee"), and shall be elected by a simple majority vote of the shareholders of the Company as provided in the Company's bylaws. The parties further agreed that the remaining two board positions held by William Goldfarb and Carlos Macaluso may only be held by those two persons and that they could not nominate designees. When either of these gentleman relinquish their board seat, such seat shall then be filled through the Nominating Committee process as set out above. Such director would then be submitted to a vote of the Shareholders at the Company's next annual Stockholders meeting.

        In lieu of nominating a candidate to fill the vacant seventh seat on the board, on April 25, 1997 the Board resolved by unanimous consent to reduce the number of directors from seven to six. On March 17, 1998, William Goldfarb resigned as a director of the Company. On March 27, 1998, in lieu of nominating a candidate to fill the vacancy, the Board resolved to further reduce the number of board seats to five.

        Patrick M. Daher, Patrick H. Weston, Keith Bates and John F. Darden are currently the Compagnie Daher Designees and Carlos A. Macaluso is the remaining GEG Designee. The provisions of the Stockholders Agreement, as amended, regarding the election of the Company's Directors will remain in effect for so long as Compagnie Daher owns not less than 20% of the issued and outstanding Common Stock.

         Officers of the Company serve at the pleasure of the Board of Directors and until the first annual meeting of the Board of Directors following the next annual meeting of the Company's stockholders and until their successors have been chosen and qualified.

COMMITTEES

        The Board of Directors does not have a nominating committee, but rather performs this function as a whole.

        AUDIT COMMITTEE. The Audit Committee, established in December 1997, is currently comprised of Patrick M. Daher and John F. Darden. The Audit Committee's responsibilities include selecting the audit firm, ongoing communication with the audit firm and review of the audit's results.

        COMPENSATION COMMITTEE. The Compensation Committee is currently comprised of Patrick M. Daher, John F. Darden and Keith Bates. The Compensation Committee's responsibilities consist of recommending and approving the salary and fringe benefit policies of the Company, including compensation of executive officers of the Company. The Compensation Committee was established in April 1994.

        1992 STOCK OPTION COMMITTEE. The 1992 Stock Option Committee is currently comprised of Patrick M. Daher, John F. Darden and Keith Bates. The 1992 Stock Option Committee administers the Company's Amended 1992 Stock Option Plan (the "1992 Option Plan") and recommends and approves grants of stock options under the 1992 Stock Option Plan. The 1992 Stock Option Committee was originally established in January 1992 and was re-established in August 1994.

        DIRECTORS STOCK OPTION COMMITTEE. The Directors Stock Option Committee, established in April 1994, is currently comprised of Patrick H. Weston and Carlos A. Macaluso. The Directors Stock Option Committee's responsibilities include administering the 1994 Directors Stock Option Plan (the "Directors Plan").

ADDITIONAL INFORMATION CONCERNING DIRECTORS

        The Board of Directors of the Company held four meetings during the year ended December 31, 1997. Each Director, during the period he served as such, was present at not less than 75% of these meetings.

        All Directors are reimbursed for travel, lodging and similar expenses incurred in connection with their attendance at meetings of the Board of Directors. In addition to the foregoing, in August 1994, the Board of Directors adopted the 1994 Directors Stock Option Plan which compensates non-employee directors for their time and efforts on behalf of the Company with annual grants of options to purchase Common Stock. Grant provisions under the 1994 Directors Stock Option Plan, were amended at the June 20, 1997 Shareholder Meeting, whereby each non-employee director is entitled to an annual grant of 7,500 options to purchase Common Stock each succeeding December 31st, the ending date of the Company's fiscal year.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors, executive officers and holders of more than ten percent of the Company's Common Stock to file initial reports of ownership and changes in ownership of Common Stock with the Securities and Exchange Commission (the "SEC") and NASDAQ. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely upon a review of the Forms 3,4 and 5 and amendments thereto, and certain written representations furnished to the Company, the Company believes that during the year ended December 31, 1997, its executive officers, directors and greater than ten percent (10%) beneficial owners complied with all applicable filing requirements, except that Patrick Daher, John Darden and Keith Bates, in connection with a review of their beneficial ownership, detected certain possible deficiencies in their reporting to the Commission. In order to correct such possible deficiencies, Patrick Daher, John Darden and Keith Bates each filed one Statement of Changes in Beneficial Ownership on Form 4 covering an aggregate of one transaction.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSED NOMINEES FOR DIRECTOR.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

        The following compensation table sets forth, for the years ended December 31, 1997, 1996 and 1995, the cash and certain other compensation paid by the Company to the Named Executive Officers. For further information concerning named executive officers see " Election of Directors".

                                                                                                                      LONG TERM
                                                                                                                     COMPENSATION
                                                                          ANNUAL COMPENSATION                           AWARDS
                                                                      --------------------------------------------------------------
                                                                                                     Other Annual  Shares Underlying
                                                                                                     Compensation    Options/SARS
     Name and Principal Position                           Year       Salary ($)     Bonus  ($)           ($)              (#)
     ---------------------------                           ----       ----------     ----------       ----------     ------------
      Patrick H. Weston (1) ........................       1997       237,000         21,120              (2)         31,500(3)
      President and CEO ............................       1996       237,000        104,800              (2)            --
                                                           1995       192,883         18,600              (2)        100,000(3)

      Carlos A. Macaluso (4) .......................       1997       145,000         15,840              (2)         20,900(3)
      Executive Vice President .....................       1996       143,400         61,730              (2)            --
      Sales and Marketing ..........................       1995       136,027          9,300              (2)         12,000(3)(5)

      Donald A. Nodorft (6) ........................       1997       110,000         15,840              (2)         18,400(3)
      Vice President, Finance ......................       1996        95,000         47,500              (2)         11,000(3)
      and Chief Financial Officer


(1) Mr. Weston became the Company's President and CEO upon completion of the Merger in March 1994.

(2) Represents less than ten percent of the Named Executive Officer's compensation.

(3) Represents options granted under the Company's Amended 1992 Stock Option Plan (the "1992 Option Plan").

(4) Upon completion of the Merger in March 1994, Mr. Macaluso, the Company's then President and Chief Operating Officer, became the Company's Executive Vice President-Sales and Marketing. In 1996 Mr. Macaluso was appointed Executive Vice President-South America.

(5) In February 1995, Mr. Macaluso agreed to accept 12,000 stock options under the 1992 Option Plan in lieu of the issuance of additional shares of Common Stock after the Company met certain performance goals in 1994 related to the October 1993 temporary salary reduction agreement. See Employment Agreements.

(6) Mr. Nodorft became the Company's Vice President-Finance and CFO upon completion of the Merger in March 1994. Total annual compensation for years prior to 1996 was less than $100,000.

1992 OPTION PLAN

        The 1992 Option Plan, as amended at the June 20, 1997 Annual Meeting of the Stockholders, provides for issuance of options covering up to 900,000 shares of Company Common Stock at a purchase price per share at least equal to one hundred percent of fair market value of a share of Common Stock on the date of grant. The purpose of the 1992 Option Plan is to provide additional incentives to attract and retain qualified and competent persons as Directors, officers, employees, consultants or agents who provide management services or upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons. In furtherance of this purpose, the 1992 Option Plan authorizes (a) the granting of incentive or non-qualified (as defined in the 1992 Option Plan) stock options to purchase Common Stock to persons satisfying the description above and (b) the provision of loans for the purpose of financing the exercise of options and the amount of taxes payable in connection therewith.

        Options are intended to be granted primarily to those persons who possess a capacity to contribute significantly to the successful performance of the Company. Because persons to whom grants of options are to be made are to be determined from time to time by the 1992 Stock Option Committee or the Board of Directors, in its discretion, it is impossible at this time to indicate the precise number, name or position of persons who will receive options or the number of shares for which options will be granted to any such person, except to the extent already granted.

1994 DIRECTORS PLAN

        The 1994 Directors Plan (the "Directors Plan"), as amended at the June 20, 1997 Annual Meeting of the Stockholders, provides for issuance of options covering up to 250,000 shares of Company Common Stock at a purchase price per share at least equal to one hundred percent of fair market value of a share of Common Stock on the date of grant. The Company's directors who are not employees of the Company are eligible to participate in the Directors Plan.

         Prior to the June 20, 1997 amendment, non-employee directors were granted options to purchase shares of Common Stock as follows: (i) options to purchase 5,000 shares of Common Stock will be granted to each non non-employee Director who joins the Company as of the date on which such person is elected or appointed to the Board of Directors; and (ii) options to purchase 5,000 shares of Common Stock will be granted to each non-employee Director on the date of each annual meeting of stockholders. The amendment to the Directors Plan (a) increased to 7,500, the number of options to be granted to each eligible director on the Initial Grant Date and (b) increased the annual Option grant to purchase shares each Eligible Director shall receive 7,500 on the last day of the Company's fiscal year that ends at least six months after the Initial Grant Date for each such Eligible Director.

        On June 20, 1997, 20,000 additional grants were issued under the provisions of the Directors Plan before amendment, compensating the non-employee directors for services provided in fiscal year ended December 31, 1996. On December 31, 1997, 30,000 additional grants were issued under the amended terms for services performed for fiscal year ended December 31, 1997. All prior grants are vested shares. As of April 8, 1998, options to purchase 114,000 shares of Common Stock had been granted under the Directors Plan.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth information concerning individual grants of stock options made during the fiscal year ended December 31, 1997 to each of the Named Executive Officers:

                              OPTION GRANTS IN LAST FISCAL YEAR

                                                                              POTENTIAL
                    NUMBER OF                                              REALIZABLE VALUE AT
                     SHARES         %OF TOTAL                                 ASSUMED ANNUAL
                   UNDERLYING    OPTIONS GRANTED   EXERCISE OR            RATES OF STOCK PRICE
                     OPTIONS     TO EMPLOYEES IN   BASE PRICE   EXPIRATION    APPRECIATION
     NAME            GRANTED (#) (1)FISCAL YEAR    ($/SHARE)       DATE       5%($)   10%($)
-----------------  ------------- --------------    ---------    ---------   ------- --------
Patrick H. Weston    19,000           9.1%          $ 2.375     06/20/2002  $ 6,989  $ 14,394
Carlos A. Macaluso   11,500           5.5%          $ 2.375     06/20/2002  $ 4,230 $   8,712
Donald A. Nodorft     9,000           4.3%          $ 2.375     06/20/2002  $ 3,310 $   6,818
-----------------

(1) Represents options granted under the 1992 Option Plan.

STOCK OPTIONS HELD AT END OF FISCAL 1997

        The following table provides information concerning stock options exercised by each of the three named executive officers and the value of options held by each such officer on December 31, 1997.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES


                                                                          Value of
                                                                         Unexercised
                                                                         In-the-Money
                    Shares                   Number of Unexercised         Options
                   acquired               OPTIONS AT FISCAL YEAR END   FISCAL YEAR END (1)
                      on        Value     --------------------------  --------------------
                   EXERCISE(#) REALIZED($) EXERCISABLE UNEXERCISABLE  EXERCISABLE UNEXERCISABLE
                   ----------- ----------- ----------- -------------  ----------- -------------
Patrick H. Weston    47,000    $ 52,875      119,000       -           $ 37,500         -
Carlos A. Macaluso     -          -           11,500       -               -            -
Donald A. Nodorft      -          -           20,000       -               -            -

(1) Based on a closing bid price on December 31, 1997 of $2.125 per share as reported by NASDAQ.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT
  AND CHANGE-IN-CONTROL ARRANGEMENTS

        In March 1994, the Company entered into a five-year employment agreement with Patrick H. Weston, which provides for an annual base salary of $175,000 and a monthly car allowance of $1,000. The Company is also party an employment agreement with Carlos A. Macaluso originally expiring in December 1997, which provides for annual base salary of $125,000 and monthly car allowance of $550.

        The employment agreement with each of Messrs. Weston and Macaluso also provides that such officers will be entitled to participate in an annual bonus pool to be established equal to five percent of the Company's pre-tax income for each fiscal year before giving effect to extraordinary gains, which bonus pool will be allocated among the senior management of the Company by its Board of Directors. The employment agreements may be extended for additional one-year terms unless terminated by either party at least 90 days prior to the end of any term. Pursuant to such employment agreements, the Company is obligated to pay each employee full compensation pursuant to such agreement for the remainder of the term of such agreement if the employee is terminated without cause. If an employee's employment with the Company is terminated for any other reason, such employee will not be entitled to any compensation pursuant to such agreement except for any amounts accrued prior to such termination. Each of the employment agreements contains non-competition and non-disclosure covenants.

        On January 8, 1998, the Company entered into a employment agreement with Donald A. Nodorft, the Company's Chief Financial Officer. The agreement commits the Company to pay twelve months of then current compensation and accrued bonus upon termination without cause.

        On December 12, 1996, Mr. Gary Goldfarb resigned from his position as Executive Vice President-Corporate Development of the Company to pursue various outside consulting opportunities thereby terminating all remaining obligations under an employment contract entered between he and the Company. Both parties agreed that it was in the best interests of the Company for Mr. Goldfarb to be available on a consulting basis to maintain continuity with certain business interests brought to the Company by Mr. Goldfarb. The Company and Mr. Goldfarb thus agreed to enter into a consulting agreement whereby Mr. Goldfarb was paid a monthly consultation fee through November 30, 1997.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors reviews and recommends the compensation arrangements for the named executive officers with respect to salaries, bonuses and grants of options to purchase shares of Common Stock under the Company's 1992 Stock Option Plan.

        OBJECTIVES AND POLICIES

        The Compensation committee strives to:

        o motivate executive officers to create added value for the Company's shareholders through compensation incentives that are tied to the Company's operating performance

        o reward executive officers for their individual performance and the performance of the Company

        o provide compensation and benefits at levels which enable the Company to attract and retain high quality executives

        To accomplish these objectives, the Compensation Committee retained a professional consulting firm in 1995 to evaluate and advise the Committee on compensation alternatives for its executive officers. The consulting firm took into consideration the respective responsibilities of said officers, the size of the company, compensation programs in peer group competitors and in companies of similar size and operating characteristics. The Committee used the consultant's study to establish base compensation levels for 1996 and subsequent years for each of the named executives which would accomplish the stated objectives, and then established a strong incentive plan based on operating performance targets which would reward the executives with additional bonus compensation and grants of options to purchase Common Stock.

        SUMMARY

        The Compensation Committee, the Board of Directors and senior management, takes executive compensation at the Company seriously. After reviewing the Company's operating results for 1997, the Committee has concluded that the amounts paid to executive officers in fiscal 1997 appropriately reflect individual performance, are properly linked to established targets and goals of the Company and are generally competitive with amounts paid to executive officers of comparable companies.

COMPENSATION COMMITTEE

        John F. Darden, Chairman
        Patrick M. Daher
        Keith Bates

PERFORMANCE GRAPH


        The following Performance Graph compares the Company's cumulative total shareholder return on its Common Stock for a five year period (December 31, 1992 to December 31, 1997) with the cumulative total return of The Nasdaq Stock Market (US) and a peer group comprised of four publicly traded international freight forwarders that most closely resemble the operations of the Company (weighted for comparison purposes for stock market capitalization). The graph assumes an investment of $100 in the Company's Common Stock and reinvestment of all dividends. The Company did not pay any dividends during this period. The following companies comprise the peer group: Air Express International, Fritz Companies, Expeditors International, and Circle International.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
          AMONG GOLDEN EAGLE GROUP, THE NASDAQ STOCK MARKET (US) AND A
        PEER GROUP OF SIMILAR INTERNATIONAL FREIGHT FORWARDING COMPANIES

                               [GRAPHIC OMITTED]

                          12/31/92 12/31/93 12/31/94 12/31/95 12/31/96 12/31/97
--------------------------------------------------------------------------------
The Nasdaq Stock Market | 100.00 | 114.80 | 112.21 | 158.70 | 195.19 | 239.53
Golden Eagle Group      | 100.00 |  77.42 |  41.94 |  51.61 |  70.97 |  54.84
Peer Group              | 100.00 |  96.46 | 140.64 | 225.42 | 172.39 | 211.82
--------------------------------------------------------------------------------

        The Comparisons in this table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                              CERTAIN TRANSACTIONS

        AGENCY AGREEMENT. The Company has an exclusive agency agreement with Compagnie Daher pursuant to which the Company appointed Compagnie Daher as its exclusive agent in France and Compagnie Daher appointed the Company as its exclusive agent in the United States, other than with respect to one of Compagnie Daher's existing accounts. Each party has the right to terminate the agency agreement upon two months notice to the other party. The other terms of the agency agreement are comparable to those between the Company and its non-affiliated agents.

        TRANSACTION BETWEEN CONTROL PERSONS:

        In November 1997, Carlos A. Macaluso, the Company's Executive Vice President, Latin America and a director, sold 57,000 shares of Common Stock directly to the Company's major shareholder, Compagnie Daher.

        In March 1998, Patrick H. Weston, the Company's CEO and a director, sold 33,046 shares of Common Stock directly to the Company's major stockholder, Compagnie Daher.

        GOLDFARB CONSULTING AGREEMENT. The Company entered into a Consulting Agreement dated December 12, 1996 with Gary M. Goldfarb, a former director and executive officer of the Company (the "Goldfarb Consulting Agreement"), to which Mr. Goldfarb agreed to assist the Company with transition of certain business interests in which he was involved with prior to his resignation from the Company on December 12th 1996. The Goldfarb Consulting Agreement provided for a monthly consulting fee of $11,000 to be paid through November 30, 1997.

            PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT AUDITORS

        Unless instructed to the contrary, the persons named in the, enclosed proxy intend to vote the same in favor of the ratification of the selection of Coopers & Lybrand, L.L.P. as independent auditors to the Company for the fiscal year ending December 31, 1998. It is anticipated that representatives of Coopers & Lybrand will attend the meeting. Such persons will be afforded the opportunity to make a statement and/or respond to appropriate questions from stockholders.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF COOPERS & LYBRAND AS INDEPENDENT AUDITORS TO THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

                              STOCKHOLDER PROPOSALS

        Stockholder proposals intended to be presented at the Company's 1999 Annual Meeting of Stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Company at its principal executive offices by January 25, 1999 for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                                     GENERAL

        As of the date of the Proxy Statement, the Company's management has no knowledge of any business to be presented for consideration at the Annual Meeting other than that described above. If any other business should properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons named in such proxies.

        The cost of any solicitation of proxies by mail will be borne by the Company. Arrangements may be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to and solicitation of proxies from the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for the reasonable out of pocket expenses incurred by them in connection therewith.

                               DONALD A. NODORFT,
                               ------------------
                                    SECRETARY

Houston, Texas
May 22, 1998

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS THERETO. REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO DONALD A. NODORFT, SECRETARY, GOLDEN EAGLE GROUP, INC., 120 STANDIFER DRIVE, HUMBLE, TEXAS 77338.

                              [FRONT SIDE OF PROXY]

                                      PROXY
                            GOLDEN EAGLE GROUP, INC.

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
         ANNUAL MEETING OF THE STOCKHOLDERS TO BE HELD ON JUNE 16, 1998.

        The undersigned hereby appoints Patrick M. Daher and Patrick H. Weston, jointly and severally, as Proxies, with the power of substitution, and authorizes them to represent and to vote at the Annual Meeting of Stockholders to be held June 16, 1998, or any adjournment thereof, all the shares of Common Stock of Golden Eagle Group, Inc. held of record by the undersigned on May 22, 1998, as designated below.

        1. Election of directors - director nominees:

           Patrick M. Daher,  Patrick H. Weston,  Carlos A. Macaluso,
                          Keith Bates, John F. Darden.

              [ ] FOR all nominees listed above    [ ]  WITHHOLD AUTHORITY
                   (except as indicated below)        to vote for all nominees

        Instruction: to withhold authority to vote for any of the above nominees, write the nominee's name(s) on this line.
--------------------------------------------------------------------------------

        2. To ratify the selection of Coopers & Lybrand, L.L.P. as independent accountants.

               [ ]  FOR        [ ]   AGAINST           [ ]  ABSTAIN

        3. The Proxies are authorized to vote in their best judgment upon such business as may properly come before the Annual Meeting.

                             [REVERSE SIDE OF PROXY]

        This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. Please refer to the Proxy Statement for a discussion of each of these matters. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS. As to any other matter, said Proxies shall vote in accordance with their best judgment.

        Please sign exactly as name appears below. When shares are held joint tenants, both should sign. If acting as attorney, executor, trustee, or in any other representative capacity, sign name and title.

                                    Dated ______________________, 1998

                                    -----------------------------------------
                                                 Signature

                                    -----------------------------------------
                                           Signature if held jointly

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.